UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2020 (May 28, 2020)

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code) 1411 Harney St., Suite 200 Omaha, Nebraska 68102
(857) 256-0079
___________________________________
(Former name or address, if changed since last report)

Not Applicable

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, $0.001 par value per share	BOMN	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 28, 2020, Boston Omaha Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Cowen and Company, LLC, as representatives of the underwriters named on Schedule A thereto (the “Underwriters”), in connection with the Company's previously announced public offering (the “Offering”) of 3,200,000 shares (the “Firm Shares”) of the Company’s Class A common stock, $0.001 par value per share (the “Class A common stock”), at a public offering price of $16.00 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 480,000 shares of Class A common stock at the public offering price less underwriting discounts and commissions (the “Option Shares,” and together with the Firm Shares, the “Shares”). Adam Peterson and Alex Rozek, the Company's Co-Chairmen, together with another Company director and employee, have agreed to purchase, directly or through their affiliates, an aggregate of 39,375 shares of Class A common stock in the offering at the public offering price (the "Directed Shares").

Pursuant to the Underwriting Agreement, the Company agreed to sell the Shares to the Underwriters at a discount of 5.5% to the public offering price, except that the Underwriters will pay the public offering price in connection with the sale of the Directed Shares  The net proceeds to the Company from the Offering, excluding any exercise by the Underwriters of their option to purchase any of the Option Shares, are expected to be approximately $48.3  million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company expects to use the proceeds from the Offering to fund the expansion of its recently acquired fiber-to-the-home broadband telecommunication business, to grow its Link billboard business through the acquisitions of additional billboard businesses, and for general corporate purposes. The Company has no current agreements, commitments or understandings for any specific acquisitions at this time.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and the Underwriters, other obligations of the parties and termination provisions. The representations, warranties and agreements made by the parties in the Underwriting Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties, and should not be deemed to be a representation, warranty or agreement to or in favor of any other party. In addition, the assertions embodied in any representations, warranties and agreements contained in the Underwriting Agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or agreements were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and agreements should not be relied on as accurately representing the current state of our affairs at any time.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1.

The closing of the Offering  for the Firm Shares is expected to take place on June 2, 2020, subject to customary closing conditions.

The Shares were sold in the Offering pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-222853) that was declared effective on February 9, 2018 (the “Registration Statement”), as supplemented by a prospectus supplement dated May 28, 2020. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 8.01      OTHER EVENTS

(a)  On May 28, 2020, the Company issued a press release entitled “Boston Omaha Announces Pricing of $51,200,000 Public Offering of Class A Common Stock.” The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The press release was also simultaneously filed on our website.

(b)  In connection with the Offering as described in Item 1.01 of this Form 8-K, Gennari Aronson, LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares in the Offering, a copy of which opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)                    Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

1.1

Underwriting Agreement by and among Boston Omaha Corporation, Wells Fargo Securities, LLC and Cowen and Company, LLC, and each of the other Underwriters named in Exhibit A thereto, dated as of May 28, 2020.

5.1	Opinion of Gennari Aronson, LLP.

23.1	Consent of Gennari Aronson, LLP (included in Exhibit 5.1).

99.1	Press release, dated May 28, 2020, titled “Boston Omaha Announces Pricing of $51,200,000 Public Offering of Class A Common Stock."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION (Registrant) By: /s/ Joshua P. Weisenburger Joshua P. Weisenburger, Chief Financial Officer

Date:  May 29, 2020